As Filed With the Securities and Exchange Commission on March 8, 2017

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM S‑8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4327508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11045 Roselle Street

San Diego, California 92121

(Address of principal executive offices)

2013 Stock Incentive Plan

2013 Employee Stock Purchase Plan

(Full titles of the Plans)

David B. Berger, Esq.

General Counsel

Tandem Diabetes Care, Inc.

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

(Name and address of agent for service)

Copy to:

Ryan C. Wilkins, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California  92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
To be issued under the 2013 Stock Incentive Plan	1,243,823	(2)	$2.40	(3)	$2,985,175.20	$345.98
To be issued under the 2013 Employee Stock Purchase Plan	310,955	(4)	$2.04	(5)	$634,348.20	$73.52
Total	1,554,778		N/A		$3,619,523.40	$419.50

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock, par value $0.001 per share (“Common Stock”) that become issuable under the registrant’s 2013 Stock Incentive Plan (the “2013 Plan”) and 2013 Employee Stock Purchase Plan (the “2013 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Represents additional shares of Common Stock that were automatically added to the number of shares reserved for issuance under the 2013 Plan effective January 1, 2017, pursuant to an evergreen provision contained therein.  Shares available for issuance under the 2013 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2013 (File No. 333-192406), February 24, 2015 (File No. 333-202254) and February 24, 2016 (File No. 333-209685). See “Explanatory Note” for additional information.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on March 1, 2017.

(4)

Represents additional shares of Common Stock that were automatically added to the number of shares reserved for issuance under the 2013 ESPP effective January 1, 2017, pursuant to an evergreen provision contained therein.  Shares available for issuance under the 2013 ESPP were previously registered on registration statements on Form S-8 filed with the SEC on November 19, 2013 (File No. 333-192406), February 24, 2015 (File No. 333-202254) and February 24, 2016 (File No. 333-209685). See “Explanatory Note” for additional information.

(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on March 1, 2017 multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2013 ESPP.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Tandem Diabetes Care, Inc. is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register (i) 1,243,823 additional shares of Common Stock under the 2013 Plan, and (ii) 310,955 additional shares of Common Stock under the 2013 ESPP, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registrant's registration statements on Form S-8 filed with the SEC on November 19, 2013 (File No. 333-192406), February 24, 2015 (File No. 333-202254) and February 24, 2016 (File No. 333-209685).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Diego, California on March 8, 2017.

Tandem Diabetes Care, Inc.

By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kim D. Blickenstaff, John Cajigas and David B. Berger, and each or any of them, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kim D. Blickenstaff Kim D. Blickenstaff	President, Chief Executive Officer and Director (Principal Executive Officer)	March 8, 2017

/s/ John Cajigas John Cajigas	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 8, 2017

/s/ Dick P. Allen Dick P. Allen	Director and Chairman of the Board	March 8, 2017

/s/ Edward L. Cahill Edward L. Cahill	Director	March 8, 2017

/s/ Fred E. Cohen Fred E. Cohen	Director	March 8, 2017

/s/ Howard E. Greene, Jr. Howard E. Greene, Jr.	Director	March 8, 2017

/s/ Douglas A. Roeder Douglas A. Roeder	Director	March 8, 2017

/s/ Jesse I. Treu Jesse I. Treu	Director	March 8, 2017

/s/ Christopher J. Twomey Christopher J. Twomey	Director	March 8, 2017

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
4.1	Specimen Certificate for Common Stock.	S-1	333-191601	October 7, 2013	4.1
4.2	Amended and Restated Certificate of Incorporation of Tandem Diabetes Care, Inc., as currently in effect.	S-1/A	333-191601	November 1, 2013	3.4
4.3	Amended and Restated Bylaws of Tandem Diabetes Care, Inc., as currently in effect.	S-1/A	333-191601	November 1, 2013	3.5
4.4	Tandem Diabetes Care, Inc. 2013 Stock Incentive Plan.	S-1/A	333-191601	November 1, 2013	10.6
4.5	Form of Stock Option Agreement under 2013 Stock Incentive Plan.	S-1/A	333-191601	November 1, 2013	10.7
4.6	Form of Stock Option Agreement under 2013 Stock Incentive Plan (Non-Employee Directors).	S-1/A	333-191601	November 1, 2013	10.8
4.7	Tandem Diabetes Care, Inc. 2013 Employee Stock Purchase Plan.	S-1/A	333-191601	November 1, 2013	10.9
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.					X
23.1	Consent of independent registered public accounting firm.					X
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (contained in Exhibit 5.1 hereto).					X
24.1	Power of Attorney (included in signature page hereto).					X